UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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DAXOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAXOR CORPORATION
350 FIFTH AVENUE, SUITE 7120
NEW YORK, NY 10118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 22, 2011

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DAXOR CORPORATION (the “Company”) will be held at the principal office of the Company, 350 Fifth Avenue (Empire State Building), Suite 7120, New York City, on Wednesday, June 22, 2011 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect a board of seven directors, each to serve for a term of one year or until his successor shall have been duly elected and qualified.

2.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

By Order of the Board of Directors,

/s/ Diane M. Meegan
Diane M. Meegan
Corporate Secretary

April 27, 2011

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

DAXOR CORPORATION
350 Fifth Avenue, Suite 7120
New York, NY 10118

PROXY STATEMENT

        The accompanying proxy is solicited by and on behalf of the Board of Directors of Daxor Corporation, a New York Corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held at the principal office of the Company, 350 Fifth Avenue, Suite 7120, New York City, on Wednesday, June 22, 2011 at 10:00 a.m., Eastern Standard Time (the “Meeting”), or any adjournment thereof. Shareholders of record at the close of business on April 27, 2011 will be entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?
        At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company’s management will report on the performance of the Company during 2010 and respond to questions from the stockholders.

Who is entitled to vote?
        Only stockholders of record at the close of business on the record date, April 27, 2011 are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or at any time and date to which the annual meeting may be properly adjourned or postponed. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?
        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date April 27, 2011, 4,226,137 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?
        The Company will solicit proxies by mail. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in doing so.

Can I change my vote after I return my proxy card?
        The shares represented by the accompanying proxy will be voted as directed with respect to the election of directors or, if no direction is indicated, will be voted in favor of election as directors of the nominees listed below. Each proxy executed and returned by a shareholder may be revoked at any time hereafter by giving written notice of such revocation to the Secretary of the Company, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

What are the Board’s recommendations?
        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote for election of the nominated slate of directors.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

        Our Annual Report on Form10-K for the year ended December 31, 2010 is posted on the Company website at www.Daxor.com and is available by request from any shareholder.

        The Board of Directors of the Company, on the recommendation of its audit committee consisting of a majority of independent directors, has selected the firm of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. Certified Public Accountants, as the principal accountants for the current fiscal year. They have served in such capacity since 2005. The audit committee continues to recommend a vote for Rotenberg Meril Solomon Bertiger & Guttilla, P.C. to serve as Daxor’s independent auditors.

What is the Company’s policy with respect to Board member attendance at annual meetings of stockholders?

        Board members are encouraged to attend the Company’s annual meetings of stockholders. Six of the seven current Board Members attended the 2010 annual meeting of stockholders.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

How much stock does the Company’s directors, director nominees and named executive officers own?

        On April 27, 2011, the Company had issued and outstanding 4,226,137 shares of common stock, par value $.01 per share (“Common Stock”), each of which entitled the holder to one vote. Voting is not cumulative.

        The following table sets forth certain information as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the Company’s knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company’s directors and the Named Executive Officers (as defined below) and (c) all current directors, director nominees and executive officers of the Company as a group.

Name of Beneficial Owner (a)	Number of Shares Beneficially Owned(b)	Percent of Common Stock(b)
Joseph Feldschuh, Chairman, CEO, President, And Director(c)	3,096,183	72.73%
Stephen Feldschuh, Chief Operating Officer(d)	10,000	*
Everis Engstrom, VP of Engineering(e)	3,000	*
Robert Willens, Director(f)	13,564	*
Martin S. Wolpoff, Director	4,000	*
James A. Lombard, Director	1,500	*
Bernhard Saxe, Esq., Director(g)	1,000	*
Mario Biaggi, Jr., Esq., Director(h)	1,000	*
Phillip N. Hudson, Director Nominee	140,000	3.28%
All directors, director nominees and officers as a Group (9 persons) (i)	3,270,247	76.82%

*	Indicates less than 1%.

(a)	Unless otherwise indicated, the address of each person listed is c/o Daxor Corporation, 350 Fifth Avenue, Suite 7120, New York, New York 10118.
(b)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

(c)	Includes 3,071,183 shares of Common Stock and 25,000 shares of Common Stock issuable upon the exercise of options issued under the Company’s 2004 Stock Option Plan (the “2004 Option Plan”).
(d)	Consists of 10,000 shares of Common Stock issuable upon the exercise of options issued under the Company’s 2004 Stock Option Plan (the “2004 Option Plan”).
(e)	Includes 500 shares of Common Stock and 2,500 shares of Common Stock issuable upon the exercise of options issued under the Company’s 2004 Stock Option Plan (the “2004 Option Plan”).
(f)	Includes 9,564 shares of Common Stock and 4,000 shares of Common Stock issuable upon the exercise of options issued under the Company’s 2004 Stock Option Plan (the “2004 Option Plan”).
(g)	Consists of 1,000 shares of Common Stock issuable upon the exercise of options issued under the Company’s 2004 Stock Option Plan (the “2004 Option Plan”).
(h)	Consists of 1,000 shares of Common Stock issuable upon the exercise of options issued under the Company’s 2004 Stock Option Plan (the “2004 Option Plan”).
(i)	See Footnotes (c) through (h).

Directors, including the President, have options totaling 31,000 shares of Daxor stock exercisable at prices ranging from $11.39 to $19.11 per share.

Name	Number of Options Granted
Joseph Feldschuh, M.D	25,000
Robert Willens	4,000
Bernhard Saxe, Esq.	1,000
Mario Biaggi Jr., Esq.	1,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Based upon a review of the filings with the Securities and Exchange Commission, the Company believes that all of the Company’s directors and executive officers complied during 2010 with the reporting requirements of Section 16(a) of the Securities Act of 1934.

Item I. Election of the Board of Directors

The Board of Directors has an Audit Committee. The Board does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to the Company’s Board of Directors. The Company qualifies as a “controlled company” under NYSE Amex rules, as Joseph Feldschuh, M.D. controls more than 50% of the Company’s voting power, as evidenced by the Company’s ownership records. As a result, The NYSE Amex continued listing standards do not require the Company to have a nominating committee, compensation and stock option committee, or a written charter. Shareholders and members of the Company’s Board submit nominees for election to the Company’s Board of Directors to Dr. Feldschuh for his consideration.

Shareholders are being asked to elect an entire board of seven directors to serve on the Board of Directors of Daxor Corporation to hold office until the next annual meeting or until their successors shall have been duly elected and shall have qualified. The proxies will vote all proxies received “FOR” the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited herewith may be voted, at the discretion of the management, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

The following table sets forth the name, age, current and past five years business experience, directorship, and positions held with the Company by each person standing for re-election as director.

Name and Age	Principal Occupation and Position with the Company	Director Continuously Since

Joseph Feldschuh, M.D., 75	Chairman of the Board of Directors	1974
	and President of the Company (1)
James Lombard, 76	Director of Administrative Services	1989
	Division, New York City Council
	(Retired), Director (2)
Martin S. Wolpoff, 68	Educational Consultant,	1989
	Director, Administration Community
	School District (Retired), Director (3)
Robert Willens, 64	President & CEO, Robert Willens	2002
	LLC(4)
Bernhard Saxe, Esq., 71	Partner, Foley & Lardner, LLP (retired 2/04)	2008
	Registered Patent Attorney(5)

Mario Biaggi, Jr., Esq., 53	Partner, Biaggi & Biaggi	2008
	Graduate of Columbia College
	Graduate of Columbia Law School
	Former judicial delegate in Bronx County(6)
Philip N. Hudson, 59	Minister, former registered principal
	w/NASD (7)

(1)
Joseph Feldschuh, M.D. has been President of Daxor since 1974. He is on the staff of Montefiore Medical Center. From 1966 to 1983, Dr. Feldschuh was Director of the Cardiac Metabolic Laboratory at Metropolitan Hospital. He has been a Clinical Associate Professor in both medicine and pathology at New York Medical College and an Assistant Clinical Professor at Cornell Medical School. He performed the basic research at the College of Physicians and Surgeons (Columbia University) on the measurement and prediction of normal human blood volume. He is the co-inventor of the BVA-100 Blood Volume Analyzer and the inventor of the quantitative injection kit for the BVA-100. Originally trained in Endocrinology, he is Board Certified in Cardiology and Internal Medicine. Dr. Feldschuh is the Chief Scientist for the Company. He has been personally involved in measuring blood volume on more than 4,000 patients during his medical career. In addition to his duties as Chief Scientist of Daxor, Dr. Feldschuh is also responsible for managing the Company’s investment portfolio.

(2)*
James A. Lombard holds an undergraduate degree in Business Administration (BBA) from Iona College and a Masters Degree (MBA) in Marketing, Banking, and Finance from New York University Graduate School of Business Administration. Mr. Lombard has retired as Director, Administrative Services Division of the City Council of New York and actively participates in civic and community affairs. Prior to joining the City Council, he worked in the banking industry and held various administrative positions with Citicorp and other major banks.

(3)*
Martin S. Wolpoff holds B.A., M.A. and M.S. degrees from the City University of New York. He has been active in community affairs since the 1970’s. He has served on his local community board for three decades. He served as Chair of the board for three years and had been Chair of the health, hospitals and social services; education; and libraries committees. He was elected to his community school board three terms, serving as a board member for nine years and as it’s president for three. Mr. Wolpoff sat as a member of a Community Development Corporation board for almost 10 years and was a former member of a Health Systems Agency Board, as well as having been a member and vice-chair of the community advisory board for a New York City hospital. He was the non-medical member of the Institutional Review Board of a local hospital. He also served as a member of the board of a volunteer ambulance corps. Mr. Wolpoff is retired from the New York City public school system, having served from 1965 to 2002 as an educator, supervisor and administrator. He is currently an educational consultant and has served as an adjunct university professor.

(4)*
Robert Willens started an independent consulting firm for investors in early 2008 called Robert Willens LLC. Prior to that he was a Managing Director in the Capital Markets department at Lehman Brothers, Inc., in New York where he specialized in tax and accounting issues and in this capacity advised most areas of the firm regarding the optimal structures for corporate capital transactions. He has been instrumental in developing certain financial “products” with a view towards insuring that these products will provide clients with the desired tax and accounting results. Prior to joining Lehman Brothers in 1987, Mr. Willens was a tax partner in the New York office of what was then known as Peat Marwick. Mr. Willens is a prolific author and has written Taxation of Corporate Capital Transactions, as well as over 200 articles for various professional journals. Each year for the past 10 years, Mr. Willens has been named to Institutional Investor’s “All-American Research” Team. Mr. Willens has been selected, on four different occasions, as one of the 100 “Most Influential Accountants” in the United States by Accounting Today . Mr. Willens serves as Adjunct Professor (Finance Department) at Columbia University’s Graduate School of Business where he teaches the course entitled “Investment Banking Tax Factors.”

* (member of the Audit Committee)

(5)
Bernhard Saxe, Esq. is a retired partner in the intellectual property practice group of Foley & Lardner, LLP, and former Vice President of Patent Affairs and Corporate Secretary of Immunomedics, Inc. He is a registered patent attorney and a member of the American Intellectual Property Law Association, American Bar Association and American Chemical Society. He received his J.D. from George Washington University; Ph.D. from Columbia University; and B.A. from Johns Hopkins University in chemistry. Dr. Saxe was named one of the top 10 patent prosecuting attorneys by IP Law and Business, has authored multiple articles pertaining to patent law and given many seminars and lectures on patent law and strategy.

(6)
Mario Biaggi, Jr. Esq. is a graduate of Fordham Prep where he was a Maroon Key Honor Society Member as well as Columbia College and Columbia Law School where he was the winner of the Frank Hogan Scholarship named in honor of the legendary Manhattan District Attorney. He graduated Phi Beta Kappa, Cum Laude from Columbia College. Mr. Biaggi was admitted to the bar of the State of New York and later established the law firm of Biaggi & Biaggi with his brother. Mr. Biaggi is an accomplished civil trial attorney who has worked for a variety of public and private clients including the State of New York and the United Federation of Teachers, to name a few. Mr. Biaggi was elected and re-elected as a judicial delegate in Bronx County and is a past member of the Board of Directors of the Abbott House, a childcare agency and residential treatment center.

(7)
Philip N. Hudson earned his undergraduate degree in Business Administration (BBA) from Trinity University (San Antonio, TX) in 1972. He started in the brokerage industry in 1973 as a securities and commodities broker. In 1980 he became a Registered Principal with the NASD and started his own brokerage firm. He has since left the industry. He is a partner in oil and gas ventures, which he oversees. For six years prior to joining the Board of Directors, he served as an unpaid advisor to the company. Mr. Hudson has been a shareholder of Daxor since 1996. Since 1985 he has volunteered his time in the pastoral ministry, with his wife, at Community Bible Church in San Antonio. Mr. Hudson previously served on the Board of Directors from 2005 through 2007.

* (Member of the Audit Committee)

NAMED EXECUTIVE OFFICERS

JOSEPH FELDSCHUH, MD, Dr. Feldschuh has been President and Chief Executive Officer of Daxor since 1974. He is on the staff of Montefiore Medical Center. From 1966 to 1983, Dr. Feldschuh was Director of the Cardiac Metabolic Laboratory at Metropolitan Hospital. He has been a Clinical Associate Professor in both medicine and pathology at New York Medical College and an Assistant Clinical Professor at Cornell Medical School. He performed the basic research at the College of Physicians and Surgeons (Columbia University) on the measurement and prediction of normal human blood volume. He is the co-inventor of the BVA-100 Blood Volume Analyzer and the inventor of the quantitative injection kit for the BVA-100. Originally trained in Endocrinology, he is Board Certified in Cardiology and Internal Medicine. Dr. Feldschuh is the Chief Scientist for the Company. He has been personally involved in measuring blood volume on more than 4,000 patients during his medical career. In addition to his duties as Chief Scientist of Daxor, Dr. Feldschuh is also responsible for managing the Company’s investment portfolio.

STEPHEN FELDSCHUH, Promoted to Chief Operating Officer on January 1, 2007, earned his undergraduate degree in Business Administration (BS) from Boston University in 1988. He obtained his Master’s degree (MBA) in Finance from Baruch College in 1997. After graduating college, he worked for Bear Stearns & Merrill Lynch as a Commodity Broker & Futures Trader. From 1992 to 1997, he joined Daxor as Operations Manager with various responsibilities including Quality Assurance of the laboratory. From mid 1997 to 1999, Mr. Feldschuh was a financial analyst doing Mergers & Acquisitions in the staffing industry for Headway Corporate Resources. Mr. Feldschuh then worked for Delia’s Inc. as a Financial Controller until 2001 when he rejoined Daxor Corporation as Vice President of Operations. In 2003, Mr. Feldschuh was named Chief Financial Officer and Vice President of Operations. In January, 2007, he was named Chief Operating Officer and relinquished the title of Chief Financial Officer. Stephen Feldschuh is the son of Dr. Joseph Feldschuh, President and CEO.

DAVID FRANKEL, Promoted to Chief Financial Officer on January 1, 2007, joined Daxor Corporation at the end of 2005 as the Corporate Treasurer. Prior to joining the Company, Mr. Frankel was employed as a Controller at Strategic Workforce Solutions in New York. Prior to that, Mr. Frankel was the Controller at Stern Stewart & Co. from 1997 to 2004, where he oversaw accounting for nine overseas offices and directly supervised a staff of six in the firm’s New York Office. Mr. Frankel earned his Bachelors Degree (BBA) in Public Accounting from Hofstra University and is licensed as a CPA in New York State.

EVERIS ENGSTROM, Vice President of Engineering has over twenty years of research & development and operations management experience in the medical device and consumer electronics industries. He has a broad range of expertise in systems engineering, operations management, financial analysis, electromechanical design, software engineering, failure analysis and manufacturing processes. He is in charge of Daxor’s Oak Ridge Operations (DORO). Mr. Engstrom has been responsible for coordinating construction of the BVA-100 manufacturing facility. His responsibilities include coordination of other sub-contractors involved in the manufacturing of the BVA system. Prior to joining Daxor, Mr. Engstrom was the Project Manager/Group Manager of Hardware Engineering for Beckman Coulter. In this position, he led a thirty seven person research and development group.

STOCK OPTIONS

As of December 31, 2010, there are 53,800 stock options outstanding with strike prices ranging from $11.39 to $21.45 per share. All of these outstanding options were vested as of December 31, 2010.

The Company records any compensation expense associated with stock options in accordance with FASB ASC 718, “Compensation – Stock Compensation.” Under the fair value recognition provision of FASB ASC 718, stock-based compensation cost is estimated at the grant date based on the fair value of the award. The Company estimates the fair value of stock options granted using the Black-Scholes-Merton option pricing model.

There was no share based compensation expense recorded in 2010.

AUDIT COMMITTEE CHARTER

The Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this charter, the Board acknowledges that the Committee members are not employees of the Company. They are also not providing expert or special assurance as to the Company’s financial statements to any professional certification as to the external auditor’s work or auditing standards.

Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provides information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary. The Company stock is listed on the NYSE Amex and is governed by listing standards.

A copy of the Audit Committee Charter is available for free at www.daxor.com.

AUDIT COMMITTEE REQUIREMENTS

Each member qualifies as independent as defined in the Corporate Governance Guidelines.

The registrant has one member or our Audit Committee who is a financial expert. He is Robert Willens. Mr. Willens is a CPA and a former tax partner at KPMG. He was also a Managing Director in the Equity Research Department at Lehman Brothers for 20 years. He has been an adjunct professor at the Columbia University Graduate School of Business since 1993. He has written over 600 articles which have appeared in professional journals such as The Journal of Taxation, Tax Notes, the Journal of Accountancy and the Journal of Corporate Taxation.

AUDIT COMMITTEE RESPONSIBILITIES

The Audit Committee’s responsibilities must comply with Rule 10A-3(b) (2), (3), (4) and (5) under the Securities Exchange Act of 1934. The Audit Committee will discuss with management the Company’s earnings press releases prior to their release, including the use of “pro-forma” or “adjusted” non GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. It has been and is the current policy of the company to use information only in accordance with GAAP standards.

INVESTMENT RISK MANAGEMENT

Members of the Board of Directors have the power to approve the Company’s investment policy. Such policies are formally reviewed by the Board of Directors at least once a year. The Audit Committee reviews investment results on a monthly basis. All individual investment decisions are made solely by Dr. Feldschuh. Additional information concerning our investment policies can be found in our Annual Report on Form 10-K for 2010 which was filed on March 29, 2011.

PROCESSES

Management shall prepare annually, for review and approval by the Audit Committee, detailed procedures and processes for carrying on the Audit Committee’s duties and responsibilities.

ADDITIONAL AUTHORITY

The Audit Committee shall have the authority to direct an investigation by the independent auditors into any matter related to the Company’s business and affairs. In addition, the Audit Committee shall have the authority to utilize internal company resources, and to retain such outside counsel and/or other resources as it deems necessary at any time in carrying out the duties of the Audit Committee.

MEETINGS

The Audit Committee will meet on an as needed basis, but not less frequently than quarterly. Meetings will be called as needed to discuss any significant issues, including those related to the review of any Form 10-Q by the Company’s independent auditors.

It is intended that any management representative present at any meeting of the Audit Committee withdraw for a period at the end of each meeting so as to permit discussion in private with the independent auditors.

REPORTING REQUIREMENTS

On an annual basis, the Audit Committee will report to the Board of Directors that:

●	The Company’s audited financial statements have been reviewed and discussed with the independent auditors, including all required SAS No. 61 communications

●
The Audit Committee has executed its responsibility to oversee the independent auditors. In particular, the Audit Committee shall (a) require (and shall so report to the Board) that the relationships between such accountants and the Company and (b) engage in a dialogue with such auditors concerning whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors.

●	The Company’s financial statements are included in the Company’s Annual Report or Form 10-K.

●	The required Audit Committee duties and responsibilities have been met for the most recently completed fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Daxor Corporation (the “Committee”) is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of our charter and the NYSE Amex rules.

The Committee operates under a charter adopted by the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Committee submits the following report pursuant to SEC rules:

●
The Committee has reviewed and discussed with management and with Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RMSBG”), the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2010 (the “Financial Statements”).

●
RMSBG has advised the management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 114, which include among other items, matters related to the conduct of the audit of the Financial Statements.

●
The Committee has received the written disclosures and the letter required by PCOAB Rule 3526, “Communication with Audit Committees Concerning Independence” (which relates to the auditor’s independence from the Company and its related entities) from RMSBG. It has discussed RMSBG’s independence with them.

●
Based upon the aforementioned review, discussions and representations of RMSBG and the unqualified audit opinion presented by RMSBG on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K, and that RMSBG be selected as the independent registered public accounting firm for the Company for fiscal 2011.

April 27, 2011	Members of the Audit Committee:
Robert Willens, Chairman
James Lombard
Martin S. Wolpoff

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Joseph Feldschuh M.D., the President and Chief Executive Officer of Daxor, directly owns 72.67% of the Company’s outstanding stock. Dr. Feldschuh is responsible for determining the annual salary and other compensation for executive officers and all other employees of the company.

Before the end of each year, the Chief Operating Officer and Chief Financial Officer prepare a schedule of recommended incentive bonuses and salary increases for executive officers and all other employees for Dr. Feldschuh to review. The recommendations are based on factors such as the individual’s contribution to the overall success of the company, potential for advancement, and compensation history.

After making any adjustments required by Dr. Feldschuh, bonuses are generally paid by the end of the year, with raises taking effect on January 1 of the next year.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program for our Chief Executive Officer, Chief Operating Officer and other key executives.

The overall objectives of Daxor’s executive compensation programs are to:

●	Align interests of management and shareholders.

●	Retain key personnel.

Base Salary and Other Compensation

The annual salaries for the named executive officers may be low compared to other Companies because of our ongoing operating losses.

Since Dr. Feldschuh owns more than 50% of Daxor stock, the Company is considered a controlled corporation. As a result, he could be seen as having more discretion than most Chief Executive Officers in determining his annual compensation. He also functions as the Chief Scientist for the Company and directly supervises the scientific development process of our products as well as the ongoing development of scientific research protocols. He also regularly interacts with physicians at various medical institutions who are using the Blood Volume Analyzer. In reviewing the salaries of Chief Scientific Officers at pharmaceutical and scientific companies, many of these individuals earn annual salaries from $300,000 to over $1,000,000.

In addition to the roles described above, Dr. Feldschuh also has sole responsibility for determining the strategy for the Company’s investment portfolio.

Dr. Feldschuh has deliberately elected to draw a salary that is well below what the Company believes is the market rate for someone with his responsibilities and qualifications. It is the belief of the Board of Directors that annual compensation of two or three times what he is currently earning could easily be justified. The decision to keep his annual compensation at well below market rate has been made as part of an effort to preserve capital in light of the Company’s ongoing losses from operations.

The Board of Directors reviews Dr. Feldschuh’s compensation each year. The Board of Directors votes on his salary at this time. The Board of Directors is in agreement that his annual compensation is well below market rate for someone with his experience and qualifications.

EXECUTIVE COMPENSATION TABLE

The following table sets forth certain information concerning the compensation of our Chief Executive Officer and each of our other named executive officers for the years ended December 31, 2010 and 2009.

Name & Position	Year	Salary ($)		Bonus ($)		All Other Compensation		Total Compensation
Joseph Feldschuh, M.D., Chief Executive Officer and President (All Other Compensation represents automobile expenses)	2010 2009	$ $	275,769 250,000	$ $	40,000 35,000	$ $	8,682 8,880	$ $	324,451 293,880

Stephen Feldschuh, COO (All Other Compensation represents automobile allowance)	2010 2009	$ $	180,865 165,000	$ $	10,000 —	$ $	6,000 6,000	$ $	196,865 171,000

David Frankel, CFO	2010		$127,019		$7,000		—		$134,019
	2009		$117,404		$6,000		—		$123,404

Everis Engstrom, VP of Engineering	2010		$141,269		—		—		$141,269
	2009		$133,015		—		—		$133,015

STOCK OPTION GRANTS IN 2010

No Stock Options were granted to Named Executive Officers during the year ended December 31, 2010.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth certain information concerning the year-end value of stock options of our Chief Executive Officer and the other named executive officers at December 31, 2010. During the year ended December 31, 2010, none of the named executive officers exercised any options.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Joseph Feldschuh	25,000	0	$11.39-$16.10	May 2012- March 2013

Stephen Feldschuh(1)	12,500	0	$15.77-$21.45	January 2011-December 2011

David Frankel(2)	2,500	0	$21.45	January 2011

Everis Engstrom	2,500	0	$15.77	December 2011

(1)	2,500 options belonging to Stephen Feldschuh with an exercise price of $21.45 expired in January 2011 without being exercised.
(2)	2,500 options belonging to David Frankel with an exercise price of $21.45 expired in January 2011 without being exercised.

DIRECTORS COMPENSATION

In June 2010, five of the six outside directors who attended the annual meeting were paid $1,000 each for the meeting and a board meeting which took place on the same day. Every Director who attended was paid $750 for each board meeting which took place respectively in March, September and December 2010. Any Director who participates in the meeting via teleconference instead of attending receives $375 for the meeting. The Company also reimburses Directors for any travel expense incurred to attend meetings. An employee director receives no fees for Board participation.

The compensation paid to current and former Directors in 2010 is set forth in the following table:

Name	Fees Paid	Option Awards ($)	Total	Options Held
James Lombard	$3,250	$0	$3,250	0
Robert Willens	3,250	0	3,250	4,000
Martin Wolpoff	2,500	0	2,500	0
Stanley Epstein, M.D.	750	0	750	0
Bernhard Saxe, Esq.	1,750	0	1,750	1,000
Phillip N. Hudson	2,500	0	2,500	0
Mario Biaggi, Jr., Esq.	1,500	0	1,500	1,000

In June 2009, each director was paid $1,000 for attending the annual meeting and a board meeting which took place on the same day. Every Director who attended was paid $750 for each board meeting which took place respectively in March, September and December 2009. One Director attended the December 2009 meeting via teleconference and was paid $375. The Company also reimburses Directors for any travel expense incurred to attend meetings. An employee director receives no fees for Board participation.

The compensation paid to current and former Directors in 2009 is set forth in the following table:

Name	Fees Paid	Option Awards ($)	Total	Options Held
James Lombard	$3,250	$0	$3,250	0
Robert Willens	3,250	0	3,250	7,000
Martin Wolpoff	3,250	0	3,250	0
Stanley Epstein, M.D.	3,250	0	3,250	1,000
Bernhard Saxe, Esq.	2,875	0	2,875	1,000
Mario Biaggi, Jr., Esq.	3,250	0	3,250	1,000

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Fees. The aggregate fees for professional services rendered by RMSBG for the audit of our annual financial statements included in our Form 10-K for the year ended December 31, 2010 and for the review of financial statements included in our Form 10-Q’s for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 were $129,000. Comparable fees for the 2009 audit and three quarterly reviews amounted to $152,000. Services in 2009 included those related to auditor attestation of requirements under Section 404(b) of the Sarbanes Oxley Act of 2002 before such compliance was exempted by the SEC as well as other services related to the review of the Company’s internal control systems.

Audit Related Fees.  The aggregate fees for services rendered by RMSBG in 2010 related to comment letters received from the SEC totaled $19,000 in 2010. Comparable fees in 2009 were also $19,000.

Tax Fees. The aggregate fees paid to RMSBG for tax compliance, tax planning and related services amounted to approximately $56,000 in 2010 and $33,500 in 2009. Services in 2010 included those related to tax audits by the Internal Revenue Service for tax year 2008 and the State of New York for tax years 2006 through 2008.

All Other Fees. There were no other fees paid to RMSBG for services rendered in 2010 and 2009.

STOCK OPTION PLAN

In 1994, the Company adopted a stock option plan under Section 422(b) of the Internal Revenue Code wherein options would be granted to key employees, officers, and directors where the exercise would at least equal the fair market value on the date of the grant. The 1994 Company Stock Option Plan expired in June 2004. Under the non-qualified stock option plan adopted in 2004, in accordance to Section 422 (b) of the Internal Revenue Code, options are granted to key employees, officers, directors, and consultants where the exercise equals at least 110% of the fair market value on the date of the grant.

Subject to adjustment as provided in the Plan, the stock to be offered shall consist of shares of the Company’s authorized but not issued Common Stock, $.01 par value, and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 200,000 of such shares, or 5% of the Company’s outstanding shares, whichever is the larger number.

ITEM 2:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Rotenberg Meril Solomon Bertiger & Guttilla, (RMSB&G) PC, Certified Public Accountants, to serve as the independent registered public accountants for the fiscal year ending December 31, 2011 RMSB&G is familiar with our operations and the Audit Committee is satisfied with the professional reputation of RMSB&G in the auditing field, its personnel, their qualifications and independence.

ITEM 3:	PROPOSAL TO APPROVE THE CURRENT LEVELS OF COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVES.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) was enacted on February 17, 2009. Pursuant to the ARRA, the Company seeks a non-binding advisory vote from its shareholders to approve the compensation of our executives as described under “Executive Compensation – Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation in this proxy statement (see pages 16 to 17).

This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the company’s executive compensation. Because your vote is advisory, it will not be binding upon the Board. However, the Board of Directors will take into account the outcome of the vote when making future executive compensation decisions.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to the Company or other custodians will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2012 Annual Meeting
Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2012 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s by-laws. To be eligible for inclusion in the proxy statement, the stockholder proposals must be received by the Company’s President no later than December 15, 2011

Stockholders interested in presenting a proposal at the Company’s annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (i.e. a proposal to be presented at the annual meeting of stockholders in 2012 but not included in the Company’s proxy statement) must be received by the Company’s President no later than January 30, 2012 to be considered timely. Under the SEC’s proxy voting rules, the Company may exercise discretionary voting authority on stockholder proposals received after such date.

By Order of the Board of Directors,

/s/ Diane M. Meegan
Diane M. Meegan
Corporate Secretary

April 27, 2011
New York, NY

A COPY OF THE COMPANY’S ANNUAL REPORT OR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 MAY BE OBTAINED BY SHAREHOLDERS SOLICITED HEREBY (WITHOUT CHARGE) UPON WRITTEN REQUEST TO Diane M. Meegan, INVESTOR RELATIONS, DAXOR CORPORATION, 350 FIFTH AVENUE, SUITE 7120, NEW YORK, NEW YORK, 10118. THE 10-K IS ALSO ACCESSIBLE THROUGH THE COMPANY WEBSITE WWW.DAXOR.COM.

‚FOLD AND DETACH HERE AND READ THE REVERSE SIDE‚
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PROXY	Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

			FOR all	WITHHOLD AUTHORITY
			Nominees listed to the left	to vote (except as marked to the contrary for all nominees listed to the left )			FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS 1 DIRECTORS.				2.	RATIFICATION OF INDEPENDENT AUDITORS Rotenberg Meril Solomon Bertiger & Guttilla, PC	☐	☐	☐
	NOMINEES:						FOR	AGAINST	ABSTAIN
	(01) Mario Biaggi, Jr., Esq	(05) Bernhard Saxe, Esq.	☐	☐	3.	PROPOSAL TO APPROVE THE CURRENT compensation levels of the Company’s named executives.	☐	☐	☐
	(02) Joseph Feldschuh, M.D.	(06) Robert Willens
	(03) Philip Hudson	(07) Martin Wolpoff
(04) James Lombard
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

Label Area 4” x 1 1/2”
PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)
To commence printing on this proxy card please sign, date and fax this number: 212-691-9013 or email us your approval.	COMPANY ID:

SIGNATURE:_________________ DATE:______________ TIME:_________	PROXY NUMBER:
Registered Quantity_____________ Broker Quantity_______________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐	ACCOUNT NUMBER:

Signature_____________________Signature___________________________Date____________________, 2 011.
NOTE: Please sign as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such, if a Corporation, please sign in full corporate name by President or other authorized officer, if a partnership , please sign in partnership name by authorized person.

‚FOLD AND DETACH HERE AND READ THE REVERSE SIDE‚
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    PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DAXOR CORPORATION

    The undersigned appoints Joseph Feldschuh, M.D. and Martin Wolpoff, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Daxor Corporation held of record by the undersigned at the close of business on April 27, 2011 at the 2011 Annual Meeting of Shareholders of Daxor Corporation to be held on June 22, 2011 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)